Questions 22 and 23

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Addendum to Questions 22 and 23 on Form N-SAR

22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S.

Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS

22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant

                                            IRS Number      Purchases

Name of Entity                                           (000s omitted)

TORONTO DOMINION BANK                       13-5640479       92,533,737

CITIGROUP, INC.                             52-1568099       78,636,572

WELLS FARGO BANK                            41-0449260       78,135,713

BNP PARIBAS SECURITIES CORP.                13-3235334       69,008,525

BANK OF AMERICA SECURITIES LLC              56-2058405       48,802,522

JPMORGAN CHASE & CO.                        13-3224016       12,752,966

CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        6,878,461

DEUTSCHE BANK SECURITIES, INC.              13-2730328        5,686,729

BARCLAYS CAPITAL INC.                       05-0346412        4,659,339

MORGAN STANLEY CO INCORPORATED              13-2665598        3,580,630

                                                             Sales by

                                            IRS Number      Registrant

Name of Entity                                           (000s omitted)

TORONTO DOMINION BANK                       13-5640479                0

CITIGROUP, INC.                             52-1568099        3,589,112

WELLS FARGO BANK                            41-0449260          585,142

BNP PARIBAS SECURITIES CORP.                13-3235334          417,610

BANK OF AMERICA SECURITIES LLC              56-2058405        2,789,805

JPMORGAN CHASE & CO.                        13-3224016        9,478,303

CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        5,547,528

DEUTSCHE BANK SECURITIES, INC.              13-2730328        3,274,546

BARCLAYS CAPITAL INC.                       05-0346412        2,766,743

MORGAN STANLEY CO INCORPORATED              13-2665598        2,280,030

23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:

    413,562,135 D. Total Sales: 38,771,462

                               SCREEN NUMBER : 12